                            LMS MEDICAL SYSTEMS INC.

                                 NOTICE OF 2005
                                   ANNUAL AND
                                 SPECIAL MEETING
                                 OF SHAREHOLDERS
                                       AND
                                   MANAGEMENT
                                 PROXY CIRCULAR

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the annual and special meeting (the "Meeting") of shareholders of LMS Medical Systems Inc. (the "Company") will be held at the
Queen Elizabeth Hotel, 900 Rene Levesque Boulevard Ouest, Montreal, Quebec, H3B
4A5, on Wednesday, September 14, 2005, at 2:00p.m. (Montreal time) for the following purposes:

1.   to receive the 2005 Annual Report of the Company, containing the audited financial statements of the Company for the financial year ended March 31,
     2005, and the auditor's report thereon;

2.   to elect six (6) directors;

3.   to reappoint Ernst & Young LLP as the auditor and to authorize the directors to fix the auditor's remuneration;

4.   to consider and, if deemed advisable, to approve, with or without variation, the resolution, the text of which is set forth in Schedule "A"
     to the accompanying Management Proxy Circular and incorporated herein by reference, approving the establishment of a directors' deferred share unit and stock plan for the Company;

5.   to consider, and if deemed advisable, to approve, with or without variation, the resolution, the text of which is set forth in Schedule "B"
     to the accompanying Management Proxy Circular and incorporated herein by reference, approving the establishment of a share bonus plan for the
     Company; and

6.   to transact such further and other business as may properly come before the
     Meeting or any adjournment or adjournments thereof.

The specific details of the matters proposed to be put before the Meeting are set forth in the Management Proxy Circular that accompanies and forms part of this Notice.

DATED at Montreal, Quebec, this 8th day of July, 2005.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Diane Cote (Signed)

                                           President and Chief Executive Officer

Notes:

1.   A Management Proxy Circular and Proxy accompany this Notice of Meeting.
     Registered shareholders who are unable to be present at the Meeting are kindly requested to specify on the accompanying form of proxy the manner in which the shares represented thereby are to be voted, and to sign, date, and return same in accordance with the instructions set out in the Proxy and the Management Proxy Circular.

2.   As provided in the Canada Business Corporations Act, the directors have fixed a record date of July 18, 2005. Accordingly, shareholders registered on the books of the Company at the close of business on July 18, 2005 are entitled to notice of and to vote at the Meeting.

3.   IF YOU ARE A BENEFICIAL SHAREHOLDER AND RECEIVE THESE MATERIALS THROUGH
     YOUR BROKER OR ANOTHER INTERMEDIARY, PLEASE COMPLETE AND RETURN THE
     MATERIALS IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED TO YOU BY YOUR
     BROKER OR INTERMEDIARY.

                                TABLE OF CONTENTS




              MANAGEMENT PROXY CIRCULAR OF LMS MEDICAL SYSTEMS INC.

            FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                               SEPTEMBER 14, 2005

SOLICITATION OF PROXIES

THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION
OF PROXIES BY THE MANAGEMENT OF LMS MEDICAL SYSTEMS INC. (THE "COMPANY") for use
at the annual and special meeting of the shareholders of the Company (the
"Meeting") to be held at the Queen Elizabeth Hotel, 900 Rene Levesque Boulevard
Ouest, Montreal, Quebec, H3B 4A5, commencing at 2:00 p.m. (Montreal time) on
Wednesday, September 14, 2005, for the purposes set out in the accompanying
Notice of Meeting and at any adjournment(s) thereof. Registered shareholders who are unable to be present at the Meeting in person are requested to complete, sign, date, and return the accompanying form of proxy to the Secretary of the
Company, c/o National Bank Trust Inc., 1100 University Street, 9th Floor,
Montreal, Quebec H3B 2G7, Attention: Martine Gauthier, in time for use at the
Meeting. The addressed envelope that accompanies this Management Proxy Circular may be used for such purpose. It is expected that this solicitation will be primarily by mail; however, officers, directors, and employees of the Company may also solicit proxies by telephone, by facsimile, or in person. The cost of solicitation by Management will be borne by the Company.

The persons named in the accompanying form of proxy are officers and/or directors of the Company and shall represent Management at the Meeting. A
SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER
OF THE COMPANY) TO REPRESENT THE SHAREHOLDER AT THE MEETING MAY DO SO by
inserting such person's name in the blank space provided in the form of proxy and delivering the completed form of proxy addressed to either (a) the Secretary of the Company, c/o National Bank Trust Inc., 1100 University Street, 9th Floor,
Montreal, Quebec H3B 2G7, Attention: Martine Gauthier, before 5:00 p.m., two business days preceding the day of the Meeting or any adjournment(s) thereof or
(b) the Chairman or the Secretary of the Meeting, at the beginning of the
Meeting or any adjournment(s) thereof.

The persons named in the accompanying form of proxy will vote for or against or withhold from voting the shares in respect of which they are appointed proxyholder on any ballot that may be called for in accordance with the instructions of the shareholder executing the proxy. IN THE ABSENCE OF SUCH
INSTRUCTIONS, SUCH SHARES WILL BE VOTED (I) FOR THE ELECTION OF THE DIRECTORS
NAMED IN THIS MANAGEMENT PROXY CIRCULAR; (II) FOR THE REAPPOINTMENT OF ERNST &
YOUNG LLP, CHARTERED ACCOUNTANTS, AS THE AUDITOR OF THE COMPANY AND TO AUTHORIZE
THE DIRECTORS TO FIX THE AUDITOR'S REMUNERATION; (III) FOR THE RESOLUTION SET
FORTH IN SCHEDULE "A" TO THIS MANAGEMENT PROXY CIRCULAR APPROVING THE
ESTABLISHMENT OF A DIRECTORS' DEFERRED SHARE UNIT AND STOCK PLAN FOR THE COMPANY
AND (IV) FOR THE RESOLUTION SET FORTH IN SCHEDULE "B" TO THIS MANAGEMENT PROXY
CIRCULAR APPROVING THE ESTABLISHMENT OF A SHARE BONUS PLAN FOR THE COMPANY.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Meeting, and to other matters that may properly come before the Meeting. At the time of the printing of this Management Proxy
Circular, Management knows of no such amendments, variations, or other matters to come before the Meeting other than the matters identified in the accompanying
Notice of Meeting. If, however, amendments or other matters properly come before the Meeting, the persons designated in the accompanying form of proxy will vote thereon in accordance with their judgment, pursuant to the discretionary authority confirmed by such proxy with respect to such matters.

                                        2

REVOCATION OF PROXY

A proxy may be revoked by a shareholder by depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing (or, if the shareholder is a corporation, by an officer or attorney thereof, authorized in writing), with either (a) the Secretary of the Company at the registered office of the Company at 181 Bay Street, Suite 2500, Toronto,
Ontario, M5J 2T7, before 5:00 p.m., two business days preceding the day of the
Meeting or any adjournment(s) thereof at which the proxy is to be used or (b)
the Chairman or the Secretary of the Meeting, up to the beginning of the Meeting or any adjournment(s) thereof. A proxy may also be revoked in any other manner permitted by law.

VOTING BY BENEFICIAL SHAREHOLDERS

THE INFORMATION SET FORTH IN THIS SECTION IS IMPORTANT TO THE SHAREHOLDERS OF
THE COMPANY WHO DO NOT HOLD THEIR COMMON SHARES IN THEIR OWN NAME.

Shareholders who hold shares through their brokers, intermediaries, trustees, or other nominees (such shareholders being collectively called "Beneficial
Shareholders") should note that only proxies deposited by shareholders whose names appear on the share register of the Company may be recognized and acted upon at the Meeting. If shares are shown on an account statement provided to a
Beneficial Shareholder by a broker, then in almost all cases the name of such
Beneficial Shareholder WILL NOT appear on the share register of the Company.
Such shares will most likely be registered in the name of the broker or an agent of the broker. Such shares can only be voted by brokers, agents, or nominees
("Intermediaries") and can only be voted by them in accordance with instructions received from Beneficial Shareholders. AS A RESULT, BENEFICIAL SHAREHOLDERS
SHOULD CAREFULLY REVIEW THE VOTING INSTRUCTIONS PROVIDED BY THEIR BROKER, AGENT,
OR NOMINEE WITH THIS MANAGEMENT PROXY CIRCULAR AND ENSURE THAT THEY COMMUNICATE
HOW THEY WOULD LIKE THEIR SHARES VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

Most brokers delegate responsibility for obtaining voting instructions from clients to a service company (a "Service Company"). The Service Company typically supplies voting instruction forms, mails those forms to Beneficial
Shareholders, and asks those Beneficial Shareholders to return the forms to the
Service Company or to follow the alternative voting procedures detailed on the voting instruction form. The Service Company then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares at the Meeting. A BENEFICIAL SHAREHOLDER RECEIVING A VOTING
INSTRUCTION FORM FROM THE SERVICE COMPANY CANNOT USE THAT FORM TO VOTE SHARES
DIRECTLY AT THE MEETING. INSTEAD, THE BENEFICIAL SHAREHOLDER MUST RETURN THE
VOTING INSTRUCTION FORM TO THE SERVICE COMPANY OR FOLLOW THE ALTERNATIVE VOTING
PROCEDURES, AS MENTIONED ABOVE, WELL IN ADVANCE OF THE MEETING IN ORDER TO
ENSURE THAT SUCH SHARES ARE VOTED. Alternatively, a Beneficial Shareholder may
be given a proxy that has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number of shares beneficially owned by the Beneficial Shareholder but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Beneficial Shareholder when submitting the proxy. In this case, the Beneficial Shareholder who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified above under "Solicitation of Proxies".

In either case, the purpose of these procedures is to permit Beneficial
Shareholders to direct the voting of the common shares of the Company, which they beneficially own. A Beneficial Shareholder who wishes to attend and vote at the Meeting in person (or to have another person attend and vote on behalf of the Beneficial Shareholder) should print the Beneficial Shareholder's (or such other person's) name in the blank space provided for that purpose in the first paragraph of the proxy form or, in the case of a voting instruction form, follow the corresponding instructions on that form. IN EITHER CASE, BENEFICIAL

                                        3

SHAREHOLDERS SHOULD CAREFULLY FOLLOW THE INSTRUCTIONS OF THEIR INTERMEDIARY AND
ITS SERVICE COMPANY, AS APPLICABLE.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

As at July 8, 2005, there were issued and outstanding 16,503,177 common shares without nominal or par value, each carrying the right to one vote per share. To the knowledge of the directors and officers of the Company, no person or company beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of the issued and outstanding common shares of the Company.
Each holder of issued and outstanding common shares of record at the time of the close of business on July 18, 2005 (the "record date") will be given notice of the Meeting and will be entitled to vote at the Meeting, in person or by proxy, the number of shares held by such holder on the record date.

PARTICULARS OF MATTERS TO BE ACTED ON

1.   ELECTION OF DIRECTORS

The Articles of the Company provide that the Board of Directors of the Company shall consist of a minimum of three (3) and a maximum of eleven (11) directors.
The Board of Directors has fixed at six (6) the number of directors to be elected at the Meeting. Unless authority to vote is withheld, the persons named in the accompanying form of proxy intend to vote for the election of the six (6)
nominees whose names are set forth below.

All of the nominees are now members of the Board of Directors of the Company and have been since the dates indicated. Management does not contemplate that any of the nominees will be unable to serve as directors, but if that should occur for any reason prior to the Meeting, the persons named in the accompanying form of proxy reserve the right to vote for another nominee at their discretion, unless the shareholder has specified in the form of proxy that such shareholder's shares are to be withheld from voting on the election of directors.

The following table and the notes thereto state the names of all persons proposed to be nominated for election as directors and all other positions and offices with the Company now held by them, their principal occupations or employments and abbreviated biographies, their periods of service as directors of the Company, and the approximate number of shares of the Company beneficially owned or over which control or direction is exercised by each of them as at July
8, 2005. Each director will hold office until the next annual meeting of shareholders or until his successor is duly elected, unless prior thereto the director resigns or the director's office becomes vacant by reason of death or other cause.

                                        4



------------------------------------------------------------------------------------------------------------------
                                                                                              DIRECTOR SINCE
                                                                                                   -
                                                                                      COMMON SHARES OWNED OR OVER
                                                                                     WHICH CONTROL OR DIRECTION IS
NAME AND MUNICIPALITY OF                     PRINCIPAL OCCUPATIONS                             EXERCISED,
RESIDENCE                                         AND BIOGRAPHY                             AS AT JULY 8, 2005
------------------------------------------------------------------------------------------------------------------

Elaine Beaudoin, CA(1)(3)      Corporate Director                                            March 31, 2004
Montreal, Quebec                                                                                 7,100
------------------------------------------------------------------------------------------------------------------
Andre Berard(1)                Business Consultant, Former Chairman and Chief                April 17, 2004
Montreal, Quebec               Executive Officer of National Bank of Canada                      20,000
------------------------------------------------------------------------------------------------------------------
Diane Cote (3)                 President and Chief Executive Officer                         March 31, 2004
Montreal, Quebec                of the Company since October 2001                                40,474
------------------------------------------------------------------------------------------------------------------
Terrance H. Gregg(2)           Business Consultant, Former President of Medtronic            April 29, 2004
Malibu, California             MiniMed (medical device manufacturer)                             99,216
------------------------------------------------------------------------------------------------------------------
Harry G. Hohn(2)               Business Consultant, Former Chief Executive Officer            May 11, 2004
New York, New York             of New York Life Insurance Company                                95,000
------------------------------------------------------------------------------------------------------------------
Benoit La Salle, CA(1)(2)(3)   Chairman of the Board of the Company; Chairman of             March 31, 2004
Montreal, Quebec               the Board and Chief Executive Officer, Semafo Inc.              235,749(4)
                               (mining company)
------------------------------------------------------------------------------------------------------------------


(1)  Member of the Audit Committee

(2)  Member of the Governance, Compensation and Nominating Committee

(3)  On April 1, 2004, the Company acquired (such acquisition, the "qualifying transaction") approximately 3.4 million issued and outstanding common shares of LMS Medical Systems Ltd. (subsequently renamed LMS Medical
     Systems (Canada) Ltd. ("LMS") and $5.8 million principal amount of convertible debentures of LMS by issuing common shares of the Company to the holders of issued and outstanding common shares of LMS ("LMS Shares")
     and to the holders of issued and outstanding convertible debentures of LMS
     ("LMS Convertible Debentures") on the basis of 2.70727 of the Company's common shares for each LMS Share tendered and 300 of the Company's common shares for each $1,000 principal amount of LMS Convertible Debentures tendered (in replacement options and warrants to holders of options and warrants of LMS who surrendered such securities to the Company. The replacement options and warrants that were issued are identical to the options and warrants of LMS surrendered, except in respect of the number of shares to which a holder is entitled upon exercise and the exercise price, which terms were modified to give effect to the qualifying transaction and the share consolidation. Upon completion of the qualifying transaction, the
     Company held 99.98% of the issued and outstanding shares of LMS. Pursuant to the terms and conditions of an agreement dated October 7, 2004, the
     Company acquired the remaining 0.02% of the issued and outstanding shares of LMS that it did not own. Ms. Beaudoin, Ms. Cote and Mr. La Salle were directors of LMS.

(4)  Mr. La Salle and Mr. Yves Grou, the Chief Financial Officer of the Company,
     own together 235,749 common shares of the Company, held through Groupe PGL
     Inc. in which they jointly have a 100% controlling interest and through
     Bridge Capital Corporation Inc. in which they jointly have an 80%
     controlling interest.

On December 9, 2002, BridgePoint International Inc., a company in which Mr. La
Salle was a director and Chairman, announced in a press release that cease trade orders had been issued with respect to its shares by the securities regulatory authority in each of Quebec, Ontario, Manitoba, Alberta and British Columbia as
a consequence of its default in filing its audited annual financial statements for the year ended June 30, 2002 within the prescribed time period. On or before
April 1, 2003, these cease trade orders were revoked by the above-mentioned regulatory authorities.

2.   APPOINTMENT AND REMUNERATION OF AUDITOR

Unless authority to vote is withheld, the persons named in the accompanying form of proxy intend to vote for the reappointment of Ernst & Young LLP, Chartered
Accountants, as the auditor of the Company, to hold office until the next annual meeting of the shareholders and to authorize the directors to fix the auditor's remuneration. Ernst & Young LLP, Chartered Accountants, has been the auditor of the Company since April 1, 2004, being the date of the completion by the Company of the qualifying transaction. Ernst & Young LLP was the auditor of LMS Medical
Systems Ltd. For a description of the qualifying transaction, please refer to footnote (3) to the table under the section entitled "Election of Directors".

3.   DIRECTORS' DEFERRED SHARE UNIT AND STOCK PLAN

The Meeting has been called in part to consider and, if thought fit, to approve the establishment by the Company of the Directors' Deferred Share Unit and Stock
Plan (the "DSU Plan"). The DSU Plan, which was approved by the Board of
Directors on February 10, 2005, is intended to promote a greater alignment of interest between the Company's directors and the shareholders of the Company by providing an ongoing equity stake in the Company throughout an individual's period of service as a director of the Company.

Under the terms of the DSU Plan, all non-employee members of the Company's Board of Directors and, if designated by the Board's Governance, Compensation and
Nominating Committee, non-employee members of the board of directors of any wholly-owned subsidiary of the Company, will receive, on a deferred payment basis and in lieu of cash remuneration which would otherwise be payable to such directors, deferred share units ("DSUs"). The number of DSUs to be credited to an eligible director will be determined by dividing the amount of cash remuneration otherwise payable to the director for services rendered (excluding reimbursement of expenses) by the fair market value per common share in the capital of the Company (the "Common Shares") at the time of grant of the DSUs. A
DSU is a bookkeeping entry credited to an account maintained for each eligible director having the same value as one Common Share, but which cannot be redeemed or paid-out until such time as the director ceases to be a director. A DSU entitles the holder to receive, on a deferred payment basis, a Common Share or its cash equivalent. Upon a person retiring from all positions as a director of the Company or who, except as a result of death, has otherwise ceased to hold any such positions with the Company and any subsidiaries of the Company, such person will have up to 180 days to redeem his or her DSUs. In the event of the death of a director, redemption of the DSUs shall be deemed to have occurred on the date of death. The DSUs redeemed will be exchanged for (i) cash, (ii) an equal number of Common Shares, or (iii) a combination of cash and Common Shares, in each instance as may be agreed upon by the eligible director and the Company.
If the director and the Company are unable to agree, one-half of the DSUs will be exchanged for cash and the other half will be exchanged for Common Shares.
The number of Common Shares to be issued shall be equal to the quotient obtained by dividing (I) the aggregate amount payable to the eligible director less any requisite statutory withholdings (and if applicable, less the amount of any cash payment) by (II) the fair market value per Common Share as of the date on which the Company is notified of the redemption. For purposes of the DSU Plan, "fair market value" at any date will equal the average of the closing prices of the
Company's common shares on the Toronto Stock Exchange for the five business days ending on such date.

The maximum number of Common Shares issuable to insiders (as defined in the
Securities Act (Ontario)) under the DSU Plan and/or any other previously established or proposed share compensation arrangement within a one-year period shall be 10% of the number of shares issued and outstanding. The maximum number of Common Shares issuable to any one insider under the DSU Plan and/or any other previously

established or proposed share compensation arrangement within a one-year period shall be 5% of the number of shares issued and outstanding.

The Company will initially reserve for issuance under the DSU Plan a maximum of
125,000 Common Shares, representing 0.8% of the number of common shares of the
Company currently outstanding. 14,624 Common Shares representing 0.09% of the number of common shares of the Company currently outstanding have been reserved for issuance under the DSU Plan to date, which issuances are subject to ratification by shareholders at the Meeting.

A copy of the DSU Plan is available upon request in writing to the Chief
Financial Officer or the Secretary of the Company at 181 Bay Street, Suite 2500,
Toronto, Ontario, M5J 2T7.

The rules of the Toronto Stock Exchange require that the DSU Plan be approved by a majority of the votes cast at the Meeting, excluding the votes of shares beneficially owned by those directors of the Company and of the Company's wholly-owned subsidiaries who may be eligible to participate in the DSU Plan, as well as shares beneficially owned by the respective associates of those persons.
To the knowledge of the Company, such persons beneficially own or exercise control or direction over 457,065 common shares of the Company.

The Plan includes provisions usual to these types of plans to provide for appropriate adjustments to be made to the number of DSUs upon the occurrence of certain events, such as a stock dividend, stock split, stock consolidation, combination, reclassification or exchange of shares, including without limitation, by way of arrangement, amalgamation, merger, spin-off or other distribution.

The rights respecting the DSUs are not transferable or assignable other than by will or by the laws of descent and distribution.

Subject to any necessary approval of the Toronto Stock Exchange, the American
Stock Exchange, or any other stock exchange on which the Common Shares may then be listed, the Board may from time to time amend the DSU Plan as deemed necessary or appropriate. Depending on the nature of the amendment, shareholder approval may be required.

Unless a choice is otherwise specified, it is intended that the common shares represented by the proxies hereby solicited will be voted in favour of the resolution set out in Schedule "A" hereto approving the establishment of the DSU
Plan.

The Toronto Stock Exchange has approved the establishment of the DSU Plan, subject to shareholder approval of the DSU Plan being obtained.

4.   SHARE BONUS PLAN

The Meeting has been called in part to consider, and if thought fit, to approve, with or without variation, the establishment of a share bonus plan (the "Share
Bonus Plan"). The Share Bonus Plan, which was approved by the Board of Directors on June 14, 2005 and which will be administered by the Company's Governance,
Compensation and Nominating Committee (the "Committee"), is intended to link the size of rewards to the Company's financial rewards and to create and promote team spirit within the Company.

Under the terms of the Share Bonus Plan, eligible officers and key employees of the Company and any of its wholly-owned subsidiaries will receive annual awards of common shares in the capital of the Company (the "Shares") based on the achievement of corporate and individual performance objectives established at the beginning of a fiscal year.

The maximum number of Shares issuable to any one person under the Share Bonus
Plan shall be 5% of the Shares outstanding at the time of the issuance, on a non-diluted basis, less the aggregate number of Shares reserved for issuance to such person under any other option to purchase Shares from treasury.

The maximum number of Shares which may be reserved for issuance to insiders (as defined in the Securities Act (Ontario)) under the Share Bonus Plan and/or any other previously established and/or proposed share compensation arrangements shall be 10% of the issued and outstanding common shares of the Company immediately prior to the share issuance in question, excluding common shares issued pursuant to share compensation arrangement over the preceding one-year period ("Outstanding Issue"). The maximum number of Shares issuable to any one insider under the Share Bonus Plan and/or any other previously established or proposed share compensation arrangement within a one-year period shall be 5% of the Outstanding Issue. The target bonus for each eligible participant will be a percentage of the participant's earned annual salary, and will be communicated to the participant directly and confidentially by his or her department manager.
The target bonus will be calculated based on the following three factors: (a)
individual performance - 33 1/3%, (b) corporate results - 33 1/3% and (c)
departmental performance - 33 1/3%. The award of the target bonus will be based on a specific formula for each factor.

The bonus calculation will be based on earned annual salary as at March 31 of the applicable fiscal year, excluding bonuses and special remuneration. Where an eligible participant joins the Company during the fiscal year, or if there is a change in an eligible participant's salary during the fiscal year, the bonus award will be pro-rated.

Until the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) becomes positive, all earned bonuses will be paid in Shares, based upon the price of the Shares on the Toronto Stock Exchange on the date the bonus is calculated. The Shares will be issued at the time they are earned.

The Company will initially reserve for issuance under the Share Bonus Plan a maximum of 250,000 Shares, representing 1.6% of the number of common shares of the Company currently outstanding. 20,000 Shares, representing 0.12% of the common shares of the Company currently outstanding, have been reserved for issuance under the Share Bonus Plan to date, which issuances are subject to ratification by shareholders at the Meeting.

If an eligible participant terminates his or her employment with the Company for reasons other than disability or retirement (or upon the death of the eligible participant), such participant (or the participant's estate) will not be eligible for a bonus award in the fiscal year of termination, unless the
Committee decides otherwise, upon the recommendation of the Chief Executive
Officer.

The Committee may amend the Share Bonus Plan at any time, or discontinue it at the beginning of any fiscal year. Depending on the nature of the amendment, shareholder approval may be required.

A copy of the Share Bonus Plan is available upon request in writing to the Chief
Financial Officer of the Company at 181 Bay Street, Suite 2500, Toronto,
Ontario, M5J 2T7.

The rules of the Toronto Stock Exchange require that the Share Bonus Plan be approved by a majority of the votes cast at the Meeting, excluding the votes of shares beneficially owned by those officers and employees of the Company and any of the Company's wholly-owned subsidiaries who may be eligible to participate in the Share Bonus Plan as well as shares beneficially owned by the respective associates of those persons. To the knowledge of the Company, such persons beneficially own or exercise control or direction over 641,674 common shares of the Company.

Unless a choice is otherwise specified, it is intended that the common shares represented by the proxies hereby solicited will be voted in favour of the resolution set out in Schedule "B" hereto approving the establishment of the
Share Bonus Plan.

The Toronto Stock Exchange has approved the establishment the Share Bonus Plan, subject to shareholder approval of the Share Bonus Plan being obtained.

EXECUTIVE COMPENSATION

Changes in the salaries of the named executive officers ("NEOs") in fiscal 2005 are listed in the chart below. No bonuses were paid to the NEOs in fiscal 2005.

1.   SUMMARY COMPENSATION TABLE



---------------------------------------------------------------------------------------------------------------------
                                       ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                             --------------------------------------  ----------------------------------
                                                                               AWARDS           PAYOUTS
                                                                     -------------------------  -------
                                                                     SECURITIES
                                                                        UNDER      SHARES OR
                                                         OTHER         OPTIONS   UNITS SUBJECT
                                                         ANNUAL      GRANTED(5)    TO RESALE      LTIP     ALL OTHER
   NEO NAME AND               SALARY      BONUS(3)  COMPENSATION(4)    SARS(6)    RESTRICTIONS  PAYOUTS  COMPENSATION
PRINCIPAL POSITION  YEAR(1)     ($)          ($)          ($)            (#)          ($)         ($)         ($)
---------------------------------------------------------------------------------------------------------------------

     Diane Cote      2005     192,500        NIL          NIL          210,982        NIL         NIL         NIL
   President and     2004    $ 75,000        NIL          NIL            NIL          NIL         NIL         NIL
  Chief Executive    2003    $180,000      $69,750        NIL            NIL          NIL         NIL         NIL
      Officer
---------------------------------------------------------------------------------------------------------------------
   Yves Grou, CA     2005     184,167        NIL          NIL          200,000        NIL         NIL         NIL
  Chief Financial    2004     $75,000(2)     NIL          NIL            NIL          NIL         NIL         NIL
      Officer        2003    $180,000(2)   $41,850        NIL            NIL          NIL         NIL         NIL
---------------------------------------------------------------------------------------------------------------------
 Timothy S. Betts    2005     189,625        NIL          NIL          19,964         NIL         NIL         NIL
      Product        2004    $ 78,750        NIL          NIL            NIL          NIL         NIL         NIL
 Development Lead    2003    $189,000      $42,525        NIL            NIL          NIL         NIL         NIL
---------------------------------------------------------------------------------------------------------------------
  Emily Hamilton,    2005     156,250        NIL          NIL          66,188         NIL         NIL         NIL
     MDCM FRCP       2004    $ 62,500        NIL          NIL            NIL          NIL         NIL         NIL
  Vice President,    2003    $150,000      $33,750        NIL            NIL          NIL         NIL         NIL
 Medical Research
---------------------------------------------------------------------------------------------------------------------


(1)  The compensation shown for fiscal 2004 covers the period from November 1,
     2003 to March 31, 2004. The compensation shown for 2003 covers the period from November 1, 2002 to October 31, 2003.

(2)  These amounts represent consulting fees paid to Bridge Capital
     International Inc.

(3)  The bonuses were declared under the bonus plan approved for the year
     2002-2003. The bonuses were paid in Class B non-voting shares of LMS
     Medical Systems Ltd., which after giving effect to the qualifying transaction, represent the following common shares in the capital of the
     Company:

Name               Number of Common Shares
----               -----------------------
Diane Cote                  40,423
Yves Grou                   12,589
Timothy S. Betts            24,333
Emily Hamilton              25,502

For a description of the qualifying transaction, see footnote

(3)  to the table under the section entitled "Election of Directors".

(4)  Perquisites and other personal benefits do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus for the above-named
     NEOs.

(5)  All options have been stated after giving effect to the qualifying transaction.

(6)  To date, no stock appreciating rights ("SARS") have been granted.

2.   OPTIONS AND SARS

During the financial year ended March 31, 2005, 497,134 options were granted to the NEOs listed below. No stock appreciation rights ("SARS") were granted to any
NEO.

AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL
YEAR AND FINANCIAL YEAR-END OPTION/SAR VALUES



----------------------------------------------------------------------------------------------------------------
                                                                                        VALUE OF UNEXERCISED
                                                                                       IN-THE-MONEY OPTIONS/SARS
                        SECURITIES,                     UNEXERCISED OPTIONS/SARS AT          AT FY-END ($)
                        ACQUIRED ON   AGGREGATE VALUE             FY-END (#)          EXERCISABLE/UNEXERCISABLE
       NEO NAME        EXERCISE (#)     REALIZED ($)     EXERCISABLE/UNEXERCISABLE                (2)
----------------------------------------------------------------------------------------------------------------

Diane Cote                  NIL             NIL              137,394 / 210,982                   325/0
----------------------------------------------------------------------------------------------------------------
Yves Grou, CA               NIL             NIL               NIL / 200,000(1)                     0/0
----------------------------------------------------------------------------------------------------------------
Timothy S. Betts            NIL             NIL               13,536 / 19,964                      0/0
----------------------------------------------------------------------------------------------------------------
Emily Hamilton, MDCM        NIL             NIL               70,237 / 66,188                    625/0
FRCP
----------------------------------------------------------------------------------------------------------------


(1)  Mr. Grou exercises control of 40,000 warrants to obtain common shares of the Company held by Bridge Capital International Inc. Companies in which
     Mr. Grou exercises control sold 283,795 warrants during the financial year ended March 31, 2005.

(2)  The value of an unexercised in-the-money option at financial year-end is the difference between the exercise price of the option and the closing price of common shares on the Toronto Stock Exchange as at March 31, 2005
     ($3.85), multiplied by the number of shares under option. The options have not been and may never be exercised, and actual gains, if any, upon exercise will depend upon the value of the common shares on the date of exercise. There can be no assurance that these values will be realized.
     Values of unexercised in-the-money options are based on exercise prices varying from $3.69 to $4.62.

3.   EMPLOYMENT CONTRACTS

Diane Cote

Diane Cote, President and Chief Executive Officer of the Company, is employed pursuant to a written employment contract entered into as of October 9, 2001.
The contract provides for a base compensation of $180,000 (currently $210,000)
and a performance bonus payable upon the achievement of personal goals and corporate objectives as agreed upon. The agreement also contains certain non-competition and non-disclosure provisions and is subject to certain termination provisions. In the event that her employment is terminated as a direct consequence of a change of control, Ms. Cote is entitled to receive a
24-month indemnity based on the remuneration package and bonus for the previous year.

Yves Grou, CA

Yves Grou, Chief Financial Officer of the Company, has been employed with the
Company in his current position since October 2001. His base salary is $190,000 in addition to which he may qualify for a performance bonus payable upon the achievement of personal goals and corporate objectives as agreed upon.

                                       10

Emily Hamilton, MDCM FRCP

Emily Hamilton, Vice-President, Medical Research of the Company, is employed pursuant to a written employment contract entered into on September 9, 1996. The contract provides for a base compensation of $115,000 (currently $165,000) and a performance bonus payable upon the achievement of personal goals and corporate objectives as agreed upon. The agreement also contains certain non-competition and non-disclosure provisions and is subject to certain termination provisions.

Timothy S. Betts

Timothy Betts, Product Development Lead of the Company, has been employed with the Company in his current position since March 2002. His base salary is
US$160,000 in addition to which he may qualify for a performance bonus payable upon the achievement of personal goals and corporate objectives as may be agreed upon.

4.   COMPOSITION OF THE GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE

The Governance, Compensation and Nominating Committee consists of Terrance H.
Gregg, Harry G. Hohn, and Benoit La Salle.

5.   REPORT ON EXECUTIVE COMPENSATION

The Governance, Compensation and Nominating Committee of the Board of Directors
(the "Committee") is charged with, among other things, the responsibility of reviewing the Company's compensation policies and practices, compensation of officers (including the Chief Executive Officer), and succession planning. As appropriate, recommendations regarding these issues are made to the Board of
Directors (the "Board"). The Committee consists of three independent directors
(as defined in National Instrument 58-101-Disclosure of Corporate Governance
Practices).

The objectives of the Company's compensation policies and programs for executive officers are to:

(a)  motivate and reward executive officers for the achievement of corporate and functional objectives;

(b)  recruit and retain executive officers of a high caliber by offering compensation that is competitive with that offered for comparable positions in other healthcare technology companies; and

(c)  align the interests of the executive officers with the long-term interests of shareholders and the intermediate and long-term objectives of the
     Company.

The Committee endeavors to position its executive compensation near the mean of the range of compensation levels for comparable companies. The comparative companies have historically been other Canadian healthcare technology companies at a similar stage of development. Independent surveys are also used to provide compensation data for comparable knowledge, skills, and expertise. The Company's compensation policies and programs for executive officers currently consist of base salary, annual incentive bonus, and other customary employment benefits.
The relative emphasis of the two main components of the annual compensation of executives is approximately 75% base salary and 25% annual bonus. Total compensation of executive officers of the Company is reviewed on an annual basis.

                                       11

Base Salary

In determining base salary for each executive officer, the Committee considers the executive's experience and position within the Company. The Committee also utilizes industry compensation surveys provided by independent organizations and data from the comparative group described above. Salaries for executive officers also take into account the recommendations of the Chief Executive Officer or, in the case of the Chief Executive Officer, the recommendation of the Chairman of the Committee.

Annual Bonus

Prior to the beginning of each fiscal year, our Board of Directors approves annual corporate objectives, and these, along with personal performance objectives, are reviewed at the end of the year for the purpose of determining annual bonuses. Annual assessments of senior management also evaluate other performance measures, including the promotion of teamwork, leadership, and the development of individuals responsible to the applicable officer. Our Chief
Executive Officer's annual bonus is weighted 100% on the achievement of corporate objectives, and the annual bonus of the other executive officers is weighted 66 2/3% on the achievement of corporate objectives and 33 1/3% on the achievement of individual objectives. The maximum bonus payable as a percentage of base salary to our Chief Executive Officer and to the other executive officers is 40%. In order to calculate the bonus payable, the individual's weighted average performance assessment is multiplied by the maximum bonus percentage and by the individual's base salary.

Stock Options

A portion of executive compensation is also directly aligned with growth in share value. In reviewing option grants, the Committee gives consideration to the number of options already held by an individual. Stock options may be awarded to executive officers at the commencement of their employment, annually on meeting corporate and individual objectives, and from time to time by the
Committee based on regular assessments of the compensation levels of comparable companies. An executive officer may earn an annual option grant on a basis similar to that described above under "Annual Bonus," with similar weightings applied to the achievement of corporate objectives and individual objectives.

Presented by the Governance, Compensation and Nominating Committee:

Terrance H. Gregg
Harry G. Hohn
Benoit La Salle

6.   COMPENSATION OF DIRECTORS

The directors of the Company will receive $56,625 in directors' fees in respect of the year ended March 31, 2005 under the DSU Plan described above and which is subject to shareholder approval.

                                       12

EQUITY COMPENSATION PLANS



------------------------------------------------------------------------------------------------------------------
                                                                                            NUMBER OF SECURITIES
        PLAN CATEGORY                                                                      REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE EXERCISE     FUTURE ISSUANCE UNDER
     Equity compensation          ISSUED UPON EXERCISE OF      PRICE OF OUTSTANDING      EQUITY COMPENSATION PLANS
    plans not approved by          OUTSTANDING OPTIONS,        OPTIONS, WARRANTS AND       (EXCLUDING SECURITIES
       securityholders             WARRANTS AND RIGHTS               RIGHTS               REFLECTED IN COLUMN (A))
                                          (A)                           (B)                         (C)
-----------------------------------------------------------------------------------------------------------------

1.  2004 Stock Option Plan(1)          925,465                         $4.24                     1,224,477
-----------------------------------------------------------------------------------------------------------------
2.  Other Options(2)                   461,034                         $4.41                      NIL(3)
-----------------------------------------------------------------------------------------------------------------
3.  Directors' Deferred                 14,624(5)(6)                   $3.87                 up to 110,376(5)
    Share Unit and Stock
    Plan(4)
-----------------------------------------------------------------------------------------------------------------
4.  Share Bonus Plan(4)                 20,000(7)                      $3.87                      230,000
-----------------------------------------------------------------------------------------------------------------


(1)  See below for summary of the 2004 Stock Option Plan.

(2)  "Other Options" represents options to purchase common shares of the Company issued to holders of LMS options.

(3)  No further options will be issued under this category.

(4)  This is to be approved by shareholders.

(5)  Deferred share units under this plan may be exchanged for cash or common shares in the capital of the Company.

(6)  The issuance of these shares is conditional upon the approval of the DSU
     Plan described above in the section entitled "Directors' Deferred Share
     Unit and Stock Plan.

(7)  The issuance of these shares is conditional upon approval of the Share
     Bonus Plan described above in the section entitled "Share Bonus Plan".

2004 STOCK OPTION PLAN

The Company's 2004 Stock Option Plan was approved by the Board on June 15, 2004, and by shareholders at the Company's annual and special meeting held on
September 15, 2004. The 2004 Stock Option Plan provides directors and employees of the Company and its subsidiaries, as well as other persons who provide ongoing consulting services to the Company and its subsidiaries, with the opportunity to participate in the growth and development of the Company.

The Company has reserved for issuance under the 2004 Stock Option Plan a maximum of 2,149,942 common shares (925,465 of which have been granted), representing approximately 13.23% of the number of common shares of the Company currently issued and outstanding. The 2,149,942 options that may be granted under the 2004
Stock Option Plan are anticipated to be granted over the next several years.

Pursuant to the terms of the 2004 Stock Option Plan, the Board is authorized to grant to eligible individuals options to acquire common shares of the Company at such prices as may be fixed at the time of the grant, provided however that the option exercise price shall not be less than the closing sale price of the
Company's common shares on the Toronto Stock Exchange on the last trading day prior to the grant of the option. If there is no closing price on such date, then the exercise price shall not be less than the simple average of the closing bid and ask prices for the common shares on the Toronto Stock Exchange on such date. Options granted under the 2004 Stock Option Plan shall be non-assignable and non-transferable, and shall have a maximum term of 10 years. The Company will not provide any financial assistance to any individual in connection with the exercise of any options under the 2004 Stock Option Plan, and will not reprice any options under the 2004 Stock Option Plan.

An option may not be granted to an "insider" or an "associate" of any insider
(as such terms are defined by the Securities Act (Ontario)) of the Company if such option, together with any other options previously

                                       13

granted by the Company (collectively, "Share Compensation Arrangements") could result in (i) the number of common shares reserved for issuance to insiders and their associates collectively, exceeding 10% of the number of common shares then issued and outstanding, less the number of common shares issued pursuant to the
Share Compensation Arrangements within the previous 12 months (the "Outstanding
Issue"); (ii) the issuance to insiders and their associates, collectively, within the 12 months immediately preceding or 12 months immediately following the date of grant of such options, of a number of common shares exceeding 10% of the Outstanding Issue; or (iii) the issuance to any one insider and such insider's associates, within the 12 months immediately preceding or 12 months immediately following the date of grant of such option, of a number of common shares exceeding 5% of the Outstanding Issue.

The number of common shares reserved for issuance under the 2004 Stock Option
Plan at any time to any one person shall not exceed 5% of the number of common shares then issued and outstanding.

A copy of the Plan is available upon written request to the Chief Financial
Officer or the Secretary of the Company at 181 Bay Street, Suite 2500, Toronto,
Ontario, M5J 2T7.

The 2004 Stock Option Plan has been approved by the Toronto Stock Exchange.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS, AND SENIOR OFFICERS

It is the policy of the Company to not make loans to directors, executive officers, or senior officers. Since the beginning of the Company's last financial year, no present or former director, executive officer, or senior officer of the Company is currently or has been indebted to the Company.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Company maintains liability insurance for its directors and officers acting in their respective capacities. The annual premium payable by the Company in respect of such insurance is $76,000, and the total amount of insurance purchased for the directors and officers as a group is $5 million, subject to a deductible amount up to $50,000 for each loss. The policy does not specify that any part of the premium is paid in respect of either the directors or officers as a group. The policy contains standard exclusions, and no claims have been made thereunder to date.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

There are no material interests, direct or indirect, of directors, senior officers, or any shareholders who beneficially own, directly or indirectly, more than 10% of the outstanding common shares, or any known associates or affiliates of such persons, in any transaction during the past year or in any proposed transaction that has materially affected or would materially affect the Company.

STATEMENT ON CORPORATE GOVERNANCE PRACTICES

The Ontario Securities Commission (the "OSC") has issued guidelines for effective corporate governance under National Policy 58-201 - Corporate
Governance Guidelines (the "OSC Guidelines"). The OSC Guidelines deal with matters such as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members, and other items pertaining to sound corporate governance. The OSC has issued National Instrument
58-101 - Disclosure of Corporate Governance Practices (the "Instrument") which requires that each listed company disclose, on an annual basis, its approach to corporate governance by disclosing the information required by the Instrument.

                                       14

The Company's Board of Directors (the "Board") has adopted a formal mandate outlining its responsibilities. Codes of ethics for the Board and the Company's employees have also been implemented. The mandate and the codes of ethics, along with the charters of each of the Company's Audit Committee and Governance,
Compensation and Nominating Committee, may be viewed on the Company's website at
www.lmsmedical.com.

The Company believes that its corporate governance practices ensure that the business and affairs of the Company are effectively managed so as to enhance shareholder value. The disclosure requirements of the Instrument and a commentary on the Company's approach with respect to each requirement are set forth below.

--------------------------------------------------------------------------------
DISCLOSURE REQUIREMENTS                               COMMENTS
--------------------------------------------------------------------------------
Disclose the identity of         Elaine Beaudoin
directors who are independent.   Andre Berard
                                 Terrance H. Gregg
                                 Harry G. Hohn
                                 Benoit La Salle

                                 For more information about each director,
                                 please refer to the section entitled "Election
                                 of Directors" on page 3 of this Management
                                 Proxy Circular.
--------------------------------------------------------------------------------
Disclose the identity of         Diane Cote, the President and Chief Executive
directors who are not            Officer of the Company, is the only Board
independent, and describe the    member who is considered not independent (as
basis for that determination.    defined in the Instrument). For more
                                 information about each director, please refer
                                 to the section entitled "Election of Directors"
                                 on page 3 of this Management Proxy Circular.
--------------------------------------------------------------------------------
Disclose whether or not a        The Board is composed of six directors, a
majority of directors are        majority of whom are independent (as defined in
independent.                     the Instrument). After consideration of the
                                 criteria set forth in the Instrument, the Board
                                 has concluded that 5 of the directors are
                                 independent. The remaining director is the
                                 President and Chief Executive Officer of the
                                 Company.
--------------------------------------------------------------------------------
If a director is presently a          o   Elaine Beaudoin - Canam Manac Group
director of another issuer                Inc. and Hebdo Litho Inc.
that is a reporting issuer (or
the equivalent) in a                  o   Andre Berard - BCE Inc., Saputo Inc.,
jurisdiction or a foreign                 , Noranda Inc., Canam Manac Group
jurisdiction, identify both               Inc., Bombardier Inc., Vasogen Inc.,
the director and the other                Transforce Income Fund and Groupe BMTC
issuer.
                                      o   Terrance Gregg - Amylin
                                          Pharmaceuticals Inc.,, , Vasogen Inc.
                                          and Dexcom Inc.

                                      o   Benoit La Salle - Afcan Mining
                                          Corporation, Pebercan Inc., Vasogen
                                          Inc., ART Advanced Research
                                          Technologies Inc., Semafo Inc.,
                                          Contact Image
--------------------------------------------------------------------------------

                                       15

--------------------------------------------------------------------------------
                                 Corporation and Technologie 20-20 Inc.
--------------------------------------------------------------------------------
Disclose whether or not the      The Board will meet at least once annually and
independent directors hold       additionally as may be deemed necessary,
regularly scheduled meetings     independently of Diane Cote, the only
at which non-independent         non-independent Board member.
directors and members of
management are not in
attendance. If the independent
directors hold such meetings,
disclose the number of
meetings held since the
beginning of the issuer's most
recently completed financial
year end.
--------------------------------------------------------------------------------
Disclose whether or not the      Benoit La Salle is the Chairman of the Board
chair of the board is an         and is an independent director.
independent director. If the
board has a chair or lead        The Chairman has the responsibility, among
director who is an independent   other things, of ensuring that the Board
director, disclose the           discharges its responsibilities effectively.
identity of the independent      The Chairman acts as a liaison between the
chair or lead director, and      Board and the Chief Executive Officer and
describe his role and            chairs Board meetings. Further, the Chairman
responsibilities.                ensures that the non-management members of the
                                 Board meet on a regular basis without
                                 management being present.
--------------------------------------------------------------------------------
Disclose the attendance record   Elaine Beaudoin - 4 Board meetings
of each director for all board   Andre Berard - 4 Board meetings
meetings held since the          Diane Cote - 4 Board meetings
beginning of the issuer's most   Terrance H. Gregg - 3 Board meetings
recently completed financial     Harry G. Hohn - 4 Board meetings
year.                            Benoit La Salle - 4 Board meetings
--------------------------------------------------------------------------------
Disclose the text of the         Please refer to Schedule "C" for the Board's
board's written mandate.         written mandate.
--------------------------------------------------------------------------------
Disclose whether or not the      The Board has developed a written position
board has developed written      description for each of the following, as
position descriptions for the    recommended by the OSC Guidelines:
chair and the chair of each
board committee. If the board         o   Chair of the Board;
has not developed written
position descriptions for the         o   Chair of the Audit Committee; and
chair and/or the chair of each
board committee, briefly              o   Chair of the Governance, Nominating
describe how the board                    and Compensation Committee.
delineates the role and
responsibilities of each such
positions.
--------------------------------------------------------------------------------
Disclose whether or not the      The Board and the Chief Executive Officer have
board and CEO have developed a   developed a written position description for
written position description     the Chief Executive Officer.
for the CEO. If the board and
CEO have not developed such a
position description, briefly
describe how the board
delineates the role and
responsibilities of the
--------------------------------------------------------------------------------

                                       16

--------------------------------------------------------------------------------
CEO.
--------------------------------------------------------------------------------
Briefly describe what measure    New members receive an information package, a
the board takes to orient new    tour of the facilities and are provided with
directors regarding:             the opportunity to interact with and request
                                 briefings from other directors and management.
(i) the role of the board, its
committees and its directors,
and

(ii) the nature and operation
of the issuer's business.
--------------------------------------------------------------------------------
Briefly discuss what measures,   Given the size of the Company and the in-depth
if any, the board takes to       public company experience of the members of the
provide continuing education     Board, there is no formal continuing education
for its directors. If the        program in place. Board members are entitled to
board does not provide           attend seminars they determine necessary to
continuing education, describe   keep them up-to-date with current issues
how the board ensures that its   relevant to their service as directors of the
directors maintain the skill     Company.
and knowledge necessary to
meet their obligations as
directors.
--------------------------------------------------------------------------------
Disclose whether or not the      The Board has adopted a written code of conduct
board has adopted a written      for its directors, and a written code of
code for the directors,          conduct for its employees.
officers and employees. If the
board has adopted a written
code:

(i) disclose how a person or     (i) a copy of the Company's codes of conduct
company may obtain a copy of     referred to above can be obtained on the
the code,                        Company's website at www.lmsmedical.com or
                                 alternatively, by written request to the Chief
(ii) describe how the board      Financial Officer or the Secretary of the
monitors compliance with its     Company, at 181 Bay Street, Suite 2500,
code, or if the board does not   Toronto, Ontario, M5J 2T7.
monitor compliance, explain
whether and how the board        (ii) Code of conduct for employees: the Chief
satisfies itself regarding       Executive Officer verifies annually that each
compliance with its code, and    employee has read and understood the code.

(iii) provide a                  Code of conduct for directors: The Board as a
cross-reference to any           whole monitors compliance by directors with the
material change report filed     code.
since the beginning of the
issuer's most recently           (iii) Not applicable.
completed financial year that
pertains to any conduct of a
director or executive officer
that constitutes a departure
from the code.
--------------------------------------------------------------------------------
Describe any steps the board     Each director and executive officer is required
takes to ensure directors        to fully disclose his or her interest in
exercise independent judgement   respect of any transaction or agreement to be
in considering transactions      entered into by the Company. Once such interest
and agreements in respect of     has been disclosed, the Board as a whole
which a director or executive    determines the appropriate level of involvement
officer has a material           the director or executive officer should have
interest.                        in respect of the transaction or agreement.
--------------------------------------------------------------------------------

                                       17

--------------------------------------------------------------------------------
Describe any other steps the     Management, supported by the Board, has put
board takes to encourage and     structures in place to ensure effective
promote a culture of ethical     communication between the Company and its
business conduct.                stakeholders and the public. The Company
                                 provides appropriate disclosure as required by
                                 law, and legal counsel reviews all press
                                 releases and shareholder reports.

                                 The Board manages the business of the Company
                                 on behalf of the shareholders and is
                                 responsible for, among other things, strategic
                                 planning, monitoring, and management of the
                                 Company's principal risks. Any responsibility
                                 that is not delegated to senior management or a
                                 committee of the Board remains with the full
                                 Board. In addition to those matters, which must
                                 by law be approved by the Board, the approval
                                 of the Board is required for major transactions
                                 or expenditures.

                                 Directors are permitted to contact and engage
                                 outside advisors at the expense of the Company.
--------------------------------------------------------------------------------
Describe the process by which    The Board assesses each new candidate by
the board identifies new         considering his or her competencies and skills
candidates for board             based on such candidate's prior service on the
nomination.                      boards of other corporations and his or her
                                 corporate background.
--------------------------------------------------------------------------------
Disclose whether or not the      The Board has a Governance, Compensation and
board has a nominating           Nominating Committee composed of three
committee composed entirely of   directors, each of whom is independent.
independent directors.
--------------------------------------------------------------------------------
If the board has a nominating    The Governance, Compensation and Nominating
committee, describe the          Committee (the "Committee") is responsible for,
responsibilities, powers and     among other things, identifying and
operation of the nominating      recommending to the Board new candidates for
committee.                       the Board, annually reviewing the credentials
                                 of existing Board members to assess their
                                 suitability for re-election and ensuring the
                                 provision of an appropriate orientation and
                                 education program for new recruits to the Board
                                 and continuing education for Board members.

                                 The Committee meets as often as is necessary to
                                 carry out its responsibilities.

                                 The Committee will be permitted access to all
                                 records and corporate information that it
                                 determines to be required in order to perform
                                 its duties.
--------------------------------------------------------------------------------
Describe the process by which    Please refer to the section entitled "Report on
the board determines             Executive Compensation" on page 10 of the
compensation for the issuer's    Management Proxy Circular.
directors and officers.
--------------------------------------------------------------------------------
Disclose whether or not the      The Board has a Governance, Compensation and
board has a compensation         Nominating Committee composed of three
committee composed entirely of   directors, each of whom is independent.
independent directors.
--------------------------------------------------------------------------------

                                       18

--------------------------------------------------------------------------------
If the board has a               The Governance, Compensation and Nominating
compensation committee,          Committee (the "Committee") is responsible for,
describe the responsibilities,   among other things, reviewing the recruitment,
powers and operation of the      appointment and termination of the Company's
compensation committee.          senior management group, reviewing the annual
                                 salary of the Chief Executive Officer,
                                 reviewing the senior management group's
                                 employment agreements and reviewing the
                                 adequacy and form of compensation of Board
                                 members and Board committee members in light of
                                 the responsibilities and risks involved in
                                 being a director, in the case of the Board, and
                                 a chairman, in the case of Board committees.

                                 The Committee meets as often as is necessary to
                                 carry out its responsibilities.

                                 The Committee will be permitted access to all
                                 records and corporate information that it
                                 determines to be required in order to perform
                                 its duties.
--------------------------------------------------------------------------------
If a compensation consultant     Not applicable.
or advisor has, at any time
since the beginning of the
issuer's most recently
completed financial year, been
retained to assist in
determining compensation for
any of the issuer's directors
and officers, disclose the
identity of the consultant or
advisor and briefly summarize
the mandate for which they
have been retained. If the
consultant or advisor has been
retained to perform any other
work for the issuer, state
that fact and briefly describe
the nature of the work.
--------------------------------------------------------------------------------
If the board has standing        Not applicable.
committees other than the
audit, compensation and
nominating committees,
identify the committees and
describe their function.
--------------------------------------------------------------------------------
Disclose whether or not the      In order to assess the effectiveness and
board, its committees and        contribution of the Board and Board committees,
individual directors are         the Governance, Nominating and Compensation
regularly assessed with          Committee reviews, on an annual basis, the size
respect to their effectiveness   and composition of the Board and Board
and contribution. If             committees and makes appropriate
assessments are regularly        recommendations to the Board. This review
conducted, describe the          process comprises board effectivness, board and
process used for the             committee structure, board processes as well as
assessments. If assessments      director and committee evaluations.
are not regularly conducted,
describe how the board
satisfies itself that the
board, its committees, and its
individual directors are
performing effectively.
--------------------------------------------------------------------------------
The audit committee should be    The Board has appointed an Audit Committee
composed entirely of             composed of three directors, each of whom is
independent directors and        independent. The Audit
should
--------------------------------------------------------------------------------

                                       19

--------------------------------------------------------------------------------
have a specifically defined      Committee has a written charter, which can be
mandate.                         found on the Company's website at
                                 www.lmsmedical.com. For more information,
                                 please refer to the section entitled "Audit
                                 Committee" below.
--------------------------------------------------------------------------------

AUDIT COMMITTEE

CHARTER

The text of our Audit Committee Charter can be found on our website at
www.lmsmedical.com.

COMPOSITION OF THE AUDIT COMMITTEE

The members of the Audit Committee are Elaine Beaudoin, Andre Berard and Benoit
La Salle, each of whom is independent and financially literate.

RELEVANT EDUCATION AND EXPERIENCE OF AUDIT COMMITTEE MEMBERS

Elaine Beaudoin, CA

Elaine Beaudoin is a chartered accountant and a member of the Quebec Order of
Chartered Accountants and the Canadian Institute of Chartered Accountants. From
1989 to 1998, she held the position of Chief Executive Officer of Unifix Inc, a
Quebec based manufacturer of concrete panels. Ms. Beaudoin serves on the boards of several institutions and private and public companies, including the Canam
Manac Group Inc., Hebdo Litho Inc. and Lower Canada College.

Andre Berard

Andre Berard spent over four decades with the National Bank of Canada where his career culminated in service as Chief Executive Officer and most recently
Chairman of the Board. Mr. Berard also serves on a number of other boards of public companies, including amongst others, BCE Inc., Saputo Inc., Kruger Inc., and Noranda Inc. Mr. Berard is a member of the Conseil des gouverneurs associes of the Universite de Montreal, the Jeune Chambre de commerce de Montreal, and the Chambre de commerce du Quebec. Mr. Berard has received two honorary doctorates from leading Canadian universities, and is an Officer of the Order of
Canada, an Officer of the Ordre national du Quebec, and has received the Ordre de Saint-Jean.

Benoit La Salle, CA

Benoit La Salle is a chartered accountant and member of the Canadian Institute of Chartered Accountants and the Order of Chartered Administrators of Quebec. He
holds a Commerce degree from McGill University and a Masters of Business
Administration from IMEDE, Switzerland. In 1980, he founded Grou La Salle &
Associes, Chartered Accountants. Mr. La Salle is currently Chairman and Chief
Executive Officer of Semafo Inc. and serves on other boards of public companies, including amongst others, Afcan Mining Corporation, Pebercan Inc., Vasogen Inc.,
and ART Advanced Research Technologies Inc.

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EXTERNAL AUDITOR SERVICE FEES (BY CATEGORY)

Audit Fees

The fees billed by Ernst & Young LLP, Chartered Accountants, for audit services in the aggregate for the financial year ended October 31, 2003 and the five months ended March 31, 2004 was $57,000 and for the financial year ended March
31, 2005 was $60,000.

Audit Related Fees

The fees billed by Ernst & Young LLP, Chartered Accountants, for assurance and related services in the aggregate for the financial year ended October 31, 2003 and the five months ended March 31, 2004 was $41,000 and for the financial year ended March 31, 2005 was $202,000. These fees are reasonably related to the performance of the audit or review of our financial statements and not reported under "Audit Fees" above.

Audit related services consist mainly of accounting and assurance work related to the filing in connection with the reverse takeover transaction and filings of our annual report and Form 20F with regulators in Canada and the United States and other assurance reports as requested.

Ernst & Young LLP participated in the preparation of the filing statement in respect of our qualifying transaction, which participation included a review of the pro forma statements for the prior fiscal years of LMS Medical Systems
(Canada) Ltd. and consultation services with respect thereto. The Company owns
100% of the issued and outstanding shares of LMS Medical Systems (Canada) Ltd.

Tax Fees

The aggregate fees billed by Ernst & Young LLP, Chartered Accountants, for professional services rendered for tax compliance, tax advice and tax planning in the aggregate for the financial year ended October 31, 2003 and the five months ended March 31, 2004 was $55,000 and for the financial year ended March
31, 2005 was $62,000.

Ernst & Young LLP assisted us with the preparation of our research and development tax credit claims and assisted with the preparation of the tax returns of LMS Medical Systems (Canada) Ltd. and LMS Medical Systems (USA) Inc.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

The Company will review shareholder proposals intended to be included in proxy material for the 2006 Annual Meeting of Shareholders that are received by the
Company at its registered office at 181 Bay Street, Suite 2500, Toronto,
Ontario, M5J 2T7, Attention: Secretary, no later than April 21, 2006.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on SEDAR at
www.sedar.com and on Edgar at www.sec.gov.

Copies of the following documents are available without charge to shareholders upon written request to the Secretary of the Company at 181 Bay Street, Suite
2500, Toronto, Ontario, M5J 2T7:

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(i)  the 2005 Annual Report to Shareholders containing the consolidated financial statements for the year ended March 31, 2005, together with the accompanying report of the auditor;

(ii) Management's Discussion and Analysis ("MD&A") pertaining to the Company'
     consolidated financial statements;

(iii) this Management Proxy Circular; and

(iv) the Company's most recent Annual Information Form, which is in the form of a registration statement on Form 20-F.

Financial information is also provided in the Company's financial statements and
MD&A for the financial year ended March 31, 2005.

GENERAL

The information contained herein is given as at July 8, 2005, unless otherwise stated. The Board of Directors of the Company has approved the contents and the distribution of this Management Proxy Circular.

DATED at Montreal, Quebec, this 8th day of July, 2005.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           -------------------------------------
                                           DIANE COTE (SIGNED)
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                       S-1

                                  SCHEDULE "A"

APPROVAL OF DIRECTORS' DEFERRED SHARE UNIT AND STOCK PLAN

RESOLVED THAT the establishment by the Company of the Directors' Deferred Share
Unit and Stock Plan on the terms approved by the Board of Directors as summarized in the Management Proxy Circular dated July 8, 2005 (the "DSU Plan")
and the allotment and reservation for issuance of up to 125,000 common shares pursuant to the terms of the DSU Plan, are hereby authorized and approved.

                                       S-2

                                  SCHEDULE "B"

APPROVAL OF SHARE BONUS PLAN

RESOLVED THAT the establishment by the Company of the Share Bonus Plan on the terms approved by the Board of Directors as summarized in the Management Proxy
Circular dated July 8, 2005 (the "Share Bonus Plan") and the allotment and reservation for issuance of up to 250,000 common shares pursuant to the terms of the Share Bonus Plan, are hereby authorized and approved.

                                       S-3

                                  SCHEDULE "C"

MANDATE OF THE LMS BOARD OF DIRECTORS

The Board of LMS believes that the appropriate mix of skills, experience, age and gender will help to enhance its performance. The Board's composition should reflect business experience compatible with the Company's business objectives.

Composition

The Board is comprised of six directors, a majority of whom are independent(1).
Pursuant to the Canada Business Corporations Act, at least 25% of the directors of the Company must be resident Canadians. The Chair of the Board is an independent director(2).

Meetings

The Board shall meet at least four times annually, or more frequently, as circumstances dictate. In addition, the Board shall hold separate, regularly scheduled meetings of independent directors at which members of management are not present.

Position Descriptions

The Board shall develop clear position descriptions for directors, including the
Chair of the Board and the Chair of each Board committee. Additionally, the
Board, together with the Chief Executive Officer ("CEO"), shall develop a clear position description for the CEO, which includes defining management's responsibilities. The Board shall also develop or approve the corporate goals and objectives that the CEO is responsible for meeting.

The Board is elected by the shareholders and represents all shareholders'
interests in continuously creating shareholder value. The following is the mandate of the Board.

     o    Advocate and support the best interests of the Company.

     o    Review and approve strategic, business and capital plans for the
          Company and monitor management's execution of such plans.

     o    Review whether specific and relevant corporate measurements are developed and adequate controls and information systems are in place with regard to business performance.

     o    Review the principal risks of the Company's business and pursue the implementation by management of appropriate systems to manage such risks.

     o    Monitor progress and efficiency of strategic, business, and capital plans and require appropriate action to be taken when performance falls short of goals.

     o    Review measures implemented and maintained by the Company to ensure compliance with statutory and regulatory requirements.

     o    Select, evaluate, and compensate the President and CEO.

     o    Annually review appropriate senior management compensation programs.

     o    Monitor the practices of management against the Company's disclosure policy to ensure appropriate and timely communication to shareholders of material information concerning the Company.

     o    Monitor safety and environmental programs.

     o    Monitor the development and implementation of programs for management succession and

                                       S-4

          development.

     o    Approve selection criteria for new candidates for directorship.

     o    Provide new directors with a comprehensive orientation, and provide all directors with continuing education opportunities.

     o    Assure shareholders of conformity with applicable statutes, regulations and standards (for example, environmental risks and liabilities, and conformity with financial statements).

     o    Regularly conduct assessments of the effectiveness of the Board, as well as the effectiveness and contribution of each Board committee and each individual director.

     o    Establish the necessary committees to monitor the Company.

     o    Provide advice to and act as a sounding board for the President and
          CEO.

     o    Discharge such other duties as may be required in the good stewardship of the Company.

In addressing its mandate, the Board assumes responsibility for the following approvals:

          Financial Approvals:

          o    Strategic plan

          o    Annual business and capital plans

          o    Annual financial statements and auditors' report

          o    Quarterly earnings and press release

          o    Budgeted capital expenditures

          o    Unbudgeted capital expenditures in excess of $250,000

          o    Acquisitions/divestitures

          o    Significant financing or refinancing opportunities

          o    Dividend policy

          o    Share re-purchase programs

          o    Individual operating, real property or capital leases having total commitment in excess of $500,000

          Human Resources Approvals:

          o    Appointment/succession/dismissal of President and CEO

          o    Compensation of President and CEO

        * o    Executive compensation arrangements and incentive plans

          Administration and Compliance Approvals:

          o    Appointment of Board Committees and their Chairs

          o    Nomination of Directors

        * o    Recommendation of Auditors to the Shareholders

          o    Proxy circular

          o    Appointment of Chairman

        * o    Major policies

* Board may delegate to committees